Exhibit 3.17

AACR.5 Examiner Name Approved

FEDERAL IDENTIFICATION

NO. 04-2261826

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Todd G. Patkin                                                                                  ., Co-President

                                                                                                                     *~~Resident/~~*~~Vice President,~~

and Todd G. Patkin                                                                                                      , *Clerk/*~~Assistant Clerk~~,

of Foreign Autopart, Inc.                                                                                                                                                   ,

(Exact name of corporation)

located at 1205 US Route 1, Sharon, MA 02067                                                                                                              ,

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Article 1

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on December, 22, 1999, by vote of:

    250         shares of     Common - Series A Voting         of         250             shares outstanding,

(type, class & series, if any)

                 shares of                                          of                          shares outstanding, and

(type, class & series, if any)

                 shares of                                          of                          shares outstanding,

(type, class & series, if any)

C ☐ P ☐ M ☐ R.A. ☐	[1]**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / ~~or [2]**boing-at least two third of each typo, class of series outstanding and entitled to vote therein and of each type, class or series of sales whose rights are adversely affected thereby:~~

4 P.C.

*Delete the inapplicable words.                 **Delete the inapplicable clause.

[1] For amendments adopted pursuant to Chapter 156B, Section 70.

[2] For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

VOTED: That, effective as of January 1, 2000, Article 1 of the Articles of Organization of the Corporation be amended to read in its entirety as follows:

“1. The name of the corporation is:

Autopart International, Inc.”

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: January 1, 2000.

SIGNED UNDER THE PENALTIES OF PERJURY, this 22nd day of December, 1999

Co-President
/s/ Todd G. Patkin ,	*Residents/ *Vice President,
Todd G. Patkin	☒ ☐

/s/ Todd G. Patkin ,	,*Clerk / *Assistant Clerk.
Todd G. Patkin	☒ ☐

*Delete	the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 23rd day of December 1999.

Effective date: January 1, 2000

WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

Daniel R. Avery, Esq.

Goulston & Storrs, 400 Atlantic Avenue

Boston, MA 02110

Examiner	The Commonwealth of Massachusetts OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE MICHAEL J. CONNOLLY, Secretary ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 72	NO. 04-2261826

We	Stephen J. Patkin	President/Vice President, and
	James D. Patkin	Clerk/Assistant Clerk of

Foreign Autopart, Inc.
(EXACT Name of Corporation)

	located at:	1205 U.S. Route 1, Sharon, MA 02067
(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3 and 4

Name Approved
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)
of the Articles of Organization were duly adopted at a meeting held on August 25, 1993, by vote of:

10 shares of common stock out of 10 shares outstanding, type, class & series, (if any)

shares of out of shares outstanding, and type, class & series, (if any)

shares of out of shares outstanding, type, class & series, (if any)

	CROSS OUT	XXXXXXX
	INAPPLI-	XXXXXXX
	CABLE	being at least two-thirds of each type, class or series outstanding and entitled to vote
	CLAUSE	thereon and of each type, class or series of stock whose rights are adversely affected thereby:

C	☐
P	☐
M	☐	[1] For amendments adopted pursuant to Chapter 156B, Section 70.
R.A.	☐	[2] For amendments adopted pursuant to Chapter 156B, Section 71.

4		Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1⁄2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.
P.C.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following: The total presently authorized is:
WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	500	COMMON:

PREFERRED:		PREFERRED:

CHANGE the total authorized to: WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:
Series A Voting	500
Series B Non-Voting	1,000

PREFERRED:		PREFERRED:

VOTED: That Article 3 of the Articles of Organization of the Corporation be and hereby is amended by increasing the authorized capital stock from five hundred (500) shares of common stock, without par value, to one thousand five hundred (1,500) shares of common stock, without par value, of which the existing five hundred (500) shares of common stock shall be designated as Series A Voting common stock, without par value, and the additional one thousand (1,000) shares of common stock shall be designated as Series B Non-Voting common stock, without par value.

VOTED: That Article 4 of the Articles of Organization of the Corporation be and hereby is amended to add the following preferences, voting powers, qualifications and special or relative rights or privileges of both series of capital stock of the Corporation:

“That the relative preferences, qualifications and special or relative rights or privileges of both series of common stock shall be the same, except that the shares of Series A Voting common stock shall be entitled to voting rights and the shares of Series B Non-Voting common stock shall not be entitled to voting rights.”

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 25th day of August, in the year 1993.

/s/ Stephen J. Patkin	President/ XXXXXXX
Stephen J. Patkin

/s/ James D. Patkin	Clerk/ XXXXXXX
James D. Patkin

THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 25th day of August, 1993.

MICHAEL J. CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

  Leslie Crane Slavin, Esq.

TO:   Lourie & Cutler, P.C.

  60 State Street

  Boston, MA 02109

  Telephone: (617) 742-6720

081_Filing Fee $200.00

CD 82. 10M-10/80 D830976

The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY

Secretary of State

Examiner	ONE ASHBURTON PLACE BOSTON, MASS. 02108	FEDERAL IDENTIFICATION NO. 04-2261826

ARTICLES OF

MERGER OF PARENT AND SUBSIDIARY CORPORATIONS

PURSUANT TO GENERAL LAWS, CHAPTER 156B, SECTION 82

The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114.

Make check payable to the Commonwealth of Massachusetts.

*    *    *    *

We, Stephen J. Patkin and James D. Patkin President*/ XXXXXXX and Clerk*/ XXXXXXX of 5 Foreign Autopart, Inc. 042261826

name of corporation

organized under the laws of Massachusetts and herein called the parent corporation, do hereby certify as follows:

1. That the subsidiary corporation(s) to be merged into the parent corporations are/is as follows:

Name		State of Organization	Date of Organization
Foreign Autopart of Massachusetts, Inc.	042484165	Massachusetts	8-31-71

2. That the parent corporation owns at least ninety per cent of the outstanding shares of each class of the stock of each subsidiary corporation to be merged into the parent corporation.

3. XXXXXXX

5 P.C.

*  Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts these articles are to be signed by officers having corresponding powers and duties.

4. That at a meeting of the directors of the parent corporation the following vote, pursuant to subsection (a) of General Laws, Chapter 156B, Section 82, was duly adopted:

VOTED: To merge Foreign Autopart of Massachusetts, Inc., a Massachusetts corporation which is wholly owned by the Corporation, into the Corporation, effective December 29, 1986, all upon the terms and conditions stated in the Plan of Merger, a copy of which is attached hereto and made a part hereof, and to authorize the Directors and proper officers of the Corporation to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments which are or become necessary, proper or convenient to carry out or put into effect any of the provisions of the said Plan of Merger or of the merger therein provided for.

NOTE:

Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin 1 inch wide for binding. Only one side should be used.

PLAN OF MERGER

PLAN OF MERGER approved by resolution adopted on December 19, 1986 by the Board of Directors of Foreign Autopart, Inc., a corporation of the Commonwealth of Massachusetts:

Foreign Autopart, Inc., as the owner of all of the outstanding shares of Foreign Autopart of Massachusetts, Inc., a Massachusetts corporation, hereby merges said wholly owned subsidiary into Foreign Autopart, Inc., effective December 29, 1986.

The shares of Foreign Autopart of Massachusetts, Inc. shall not be converted into shares of Foreign Autopart, Inc., but said shares of Foreign Autopart of Massachusetts, Inc shall, upon the effective date of the merger herein provided for, be surrendered and extinguished without the payment of any cash or the delivery of any other consideration.

FOREIGN AUTOPART, INC.

By:	/s/ Stephen J. Patkin
Stephen J. Patkin, President

/s/ James D. Patkin
James D. Patkin, Clerk

[corporate seal]

5.	The effective date of the merger as specified in the vote set out under Paragraph 4 is December 29, 1986

XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXXXXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXX XXXXXXXX XXXXXXXXXXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXXXXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXXXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXXXXXXXXXX XXXXXXXX XXXXXXXX XXXXXXX XXXXXXXX XXXXXXXX XXXXXXXXXXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXX XXXXXXXXXXXXXXXX

IN WITNESS WHEREOF and under the penalties of perjury we have hereto signed our names this 19th day of December, 1986.

/s/ Stephen J. Patkin	President*
Stephen J. Patkin

/s/ James D. Patkin	Clerk*
James D. Patkin

*

Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts these articles are to be signed by officers having corresponding powers and duties.

The Commonwealth of Massachusetts

JOHN F. X. DAVOREN

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS.

ARTICLES OF AMENDMENT

General Laws, Chapter 1568, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed: by General Laws, Chapter 1568, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Bertram S. Patkin	, President, and
	James D. Patkin	, Clerk of

Foreign Auto Parts Distributors, Inc.
(Name of Corporation)

located at 1205 U.S. Route 1. Sharon, Massachusetts 02067 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on November 30, 1973, by vote of

– 10 –	shares of	[ILLEGIBLE]	out of	– 10 –	shares outstanding,
(Class of Stock)

	shares of		out of		shares outstanding, and
(Class of Stock)

	shares of		out of		shares outstanding,
(Class of Stock)

                                                         being at least a majority of each class outstanding and entitled to vote thereon [XXXXXXXX]

CROSS OUT                                                                                               :                                                                              , and

INAPPLICABLE                             of each class or series of stock whose rights are adversely effected

CLAUSE                                         thereby [XXXXXXXX]

VOTED: To change the name of the corporation to FOREIGN AUTOPART, INC., from its present name, and to so amend the Articles of Organization and By-Laws.

[ILLEGIBLE]

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 30th day of November, in the year 1973.

/s/ Bertram S. Patkin	President/ XXXXXXX
Bertram S. Patkin

/s/ James D. Patkin	Clerk/ XXXXXXX
James D. Patkin

Leave this space for Holding

THE COMMONWEALTH OF MASSACHUSETTS

DEPARTMENT OF CORPORATIONS AND TAXATION

240 STATE HOUSE BOSTON, MASS.

ARTICLES OF ORGANIZATION

We, Rubin Patkin, Stephen Patkin and Ronald G. Kurpand Partha Patkin

being a majority of the directors of

FOREIGN AUTO PARTS DISTRIBUTORS, INC.

elected at its first meeting, in compliance with the requirements of General Laws, Chapter 156, Section 10, hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto:

We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of General Laws, Chapter 156.

The name by which the corporation shall be known is

FOREIGN AUTO PARTS DISTRIBUTORS. INC

The location of the principal office of the corporation in Massachusetts is to be in the city or town of Watertown XXXXXXX

[The business address of the corporation is to be

149 Arsenal Street, Watertown

Street and number (if office building give room number), city or town.

If such business address is not yet determined, give the name and business address of the treasurer or other officer to receive mail.

]

Name and title of officer to receive mail and his complete business address.

The purposes for which the corporation is formed and the nature of the business to be transacted by it are as follows:

To buy, sell, import, export and otherwise deal in, both at wholesale and retail, automobile parts and accessories, both new and used, and to do all things necessary in connection therewith.

To buy, sell and/or lease or rent real estate necessary for the proper conduct of said business.

And, in general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the corporation or to enhance the value of its properties.

January 8, 1959

Commissioner of Corporations

State House

40 Court Street

Boston, Massachusetts

Dear Sir;

Please be advised that we, Foreign Auto Import, Inc., are agreeable, to the new corporation being named, Foreign Auto Parts Distributor, Inc., to be located at 149 Arsenal Street, Watertown, Massachusetts.

Very truly yours,

/s/ Rubin Patkin
Rubin Patkin, Vice President & Treasurer

RP/pg

Leave this space for Holding

The total capital stock to be authorized is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$

Common	500

Restrictions, if any, imposed upon the transfer of shares:

[ILLEGIBLE]

None

A description of the different classes of stock, if there are to be two or more classes, and a statement of the terms on which they are to be created and of the method of voting thereon:

None

Other lawful provisions, if any, for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

Leave this space for Holding

[If seven days’ notice is given, complete the following paragraph.]

The first meeting shall be called by

of

[If notice is waived, fill in the following paragraph.]

We hereby waive all requirements of the General Laws of Massachusetts for notice of the first meeting of the incorporators for the purpose of organization, and appoint the 12th day of January, 1959, at 10, o’clock A.M., at 149 Arsenal Street, Watertown, Massachusetts as the time and place for holding such first meeting.

The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:

NAME FIRST NAME MUST BE WRITTEN IN FULL Initials and abbreviations are not sufficient.	DOMICIL ACTUAL PLACE OF RESIDENCE MUST BE GIVEN.	SUBSCRIBED AMOUNT OF STOCK SUBSCRIBED FOR PREFERRED COMMON

Rubin Patkin	58 Beltram St. Malden	0

Bertha Patkin	58 Beltram St. Malden	0

Stephen Patkin	58 Beltram St. Malden	0

Ronald G. Karp	58 Beltram St. Malden	0

IN WITNESS WHEREOF we hereto sign our names, this 12th day of January, 1959.

(Type or plainly print the name of each incorporator as signed to the Agreement of Associations.)

/s/ Rubin Patkin	Rubin Patkin

/s/ Bertha Patkin	Bertha Patkin

/s/ Stephen Patkin	Stephen Patkin

/s/ Ronald G. Karp	Ronald G. Karp

Leave this space for Holding

And we further certify that:

The first meeting of the subscribers to said agreement was held on the 12th day of January, 1959

The amount of capital stock now to be issued is as follows:

	NUMBER OF SHARES
CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
Preferred
Common	10

	PREFERRED	COMMON
TO BE PAID FOR:
IN CASH:
In full
By instalments to be paid before commencing business
Amount of installment
IN PROPERTY:
REAL ESTATE
Location
Area
PERSONAL PROPERTY:
Accounts receivable
Notes receivable
Merchandise		10
Supplies
Securities
Machinery
Motor vehicles and trailers
Equipment and tools
Furniture and fixtures
Patent rights
Trade-marks
Copyrights
Goodwill
1IN SERVICES
2IN EXPENSES

[1]

No stock shall be at any the issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus nor shall any note or evidence of indebtedness, secured or unsecured, of any person to whom stock is issued, be deemed to be payment therefore: and the president, treasurer and directors shall be jointly and severally liable to any stockholder of the corporation for actual damages caused to him by such issue.

[2]

SERVICES and EXPENSES: Services must have been rendered and expenses incurred before stock is issued therefor State clearly the nature of such services or expenses and the amount of stock to be issued therefore.

Leave this space for Holding

The name, residence, and post office address of each of the officers of the corporation is as follows:

NAME	DOMICIL ACTUAL PLACE OF RESIDENCE MUST BE GIVEN	POST OFFICE ADDRESS HOME OR BUSINESS

President	Ronald G. Karp, 58 Beltram Street, Malden	149 Arsenal St. Wat.

Treasurer	Rubin Patkin, 58 Beltram St. Malden	149 Arsenal St. Wat.

Clerk	Stephen Patkin, 58 Beltram St. Malden	149 Arsenal St. Wet.

Directors	Ronald G. Karp Rubin Patkin Stephen Patkin Bertha Patkin, 58 Beltram St. Malden	149 Arsenal St. Wat.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we hereto sign our names, this twelfth day of January, 1959.

/s/ Rubin Patkin

/s/ Bertha Patkin

/s/ Stephen Patkin

/s/ Ronald G. Karp

THE COMMONWEALTH OF MASSACHUSETTS

RECEIVED

$75.00 CK.

WRITE NOTHING BELOW Foreign Auto Parts Distributors, Inc.

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156, SECTION 10

Filed in the office of the Secretary of the Commonwealth

and Certificate of Incorporation Issued

as of January 13, 1959

I hereby certify that, upon an examination of the within-written articles of organization, the agreement of association, and the record of the first meeting of the incorporators, including the by-laws, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles this 13th day of January, 1959.

Commissioner of Corporations and Taxation

TO BE FILLED IN BY THE CORPORATION:

CHARTER TO BE SENT TO

XXXXXXX

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $50. General Laws, Chapter 156, Section 53.